EXHIBIT 99.1

FLORIDA GAMING CORPORATION

2006 Third Amended and Restated Master Stock Option Plan

This 2006 Third Amended and Restated Master Stock Option Plan ("Master Plan") is established pursuant to resolutions adopted by the Board of Directors on July 31, 2006 to encompass the following stock options plans attached as Exhibits hereto.

Exhibit A: The Company's 2006 Stock Incentive Plan adopted by the Company’s Board of Directors effective June 28, 2006.

Exhibit B: The Company's Second Amended and Restated Officers and Directors Stock Option Plan adopted by the Company's Board of Directors on July 31, 2006.

Exhibit C: The Company's Second Amended and Restated Advisors and Consultants Stock Option Plan adopted by the Company's Board of Directors on July 31, 2006.

None of the above described stock option plans are rescinded, modified, amended or terminated by this Master Plan and all of such stock option plans shall remain in full force and effect until such time as each stock option plan may be modified, amended or terminated by proper corporate action.

All stock options heretofore or hereafter granted under any of the above described stock option plans shall be governed by the terms and conditions of the stock option plan under which the stock options were or are granted.

IN WITNESS WHEREOF, the Company hereby adopts this 2006 Third Amended and Restated Master Stock Option Plan this 31st day of July, 2006.

FLORIDA GAMING CORPORATION

By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman of the Board and Chief Executive Officer

EXHIBIT A

FLORIDA GAMING CORPORATION

2006 STOCK INCENTIVE PLAN

Florida Gaming Corporation (the "Company") hereby creates the Florida Gaming Corporation 2006 Stock Incentive Plan (the "Plan") for the benefit of its employees, the employees of its subsidiaries and its non-employee directors as set forth below. This Plan provides for grants of nonqualified stock options (options that do NOT constitute incentive stock options under the tax Code) and of restricted stock.

Section 1 -- PURPOSE

The Company adopts this compensation program for (a) certain key employees to, among other things, (i) increase the profitability and growth of the Company; (ii) provide competi-tive executive compensation while obtaining the benefits of tax defer-ral; (iii) attract and retain exceptional personnel and encour-age excellence in the performance of individual responsibilities; and (iv) motivate key employees to contribute to the Company's success; and (b) non-employee directors to, among other things, attract and retain persons of outstanding ability to serve as directors of the Company.

Section 2 -- DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 "Award" means an Option or Restricted Stock Award granted under the Plan.

2.2 "Award Agreement" shall mean a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3 "Board" means the Board of Directors of the Company.

2.4 "Change in Control" of the Company means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than W. Bennett Collett, individually or collectively with his designated affiliates and associates, or any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indi-rectly, of securities of the Company repre-senting 35% or more of the combined voting power of the Company's then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute a majority thereof, unless the election, or the nomina-tion for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the busi-ness of the Company is dis-posed of pursuant to a complete liquidation, sale of assets, or otherwise.

2.5 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.6 "Committee" means the committee appointed by Board, if any, pursuant to Section 4.1 to administer the Plan. If no committee has been appointed, Committee means the Board.

2.7 "Disability" means a physical or mental condition of an Award recipient resulting in bodily injury or disease or mental disorder which renders an Award recipient incapable of continuing the further performance of the Award recipient's normal employment activities with the Company and which is expected to be permanent or continuing for a period of at least 12 months. The determination of the Committee on any question involving disability shall be conclusive and binding.

2.8 "Employee" means an employee of the Company who has been designated by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

2.9 "Fair Market Value" shall have the meaning specified in Section 6.2.

2.10 "Non-Employee Director" means an individual serving as a member of Board of Directors of the Company or subsidiary who is not an Employee.

2.11 "Option" means an option to purchase Stock granted under Section 6 of the Plan. All Options under the Plan shall be nonqualified stock options.

2.12 "Option Period" means the period from the date of the grant of an Option to the date when the period for exercise of an Option expires as stated in the terms of the Award Agreement.

2.13 "Optionee" means an Employee or Non-Employee Director who has been granted an option to purchase shares of Stock under the provi-sions of the Plan.

2.14 "Plan" means this Florida Gaming Corporation 2006 Stock Incentive Plan.

2.15 "Restriction Period" means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Award in the Award Agreement lapse.

2.16 "Restricted Stock Award" or "Restricted Stock" means Stock which is granted under Section 8 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.17 "Stock" means the Company's $.20 par value common stock.

2.18 "Termination of Service" shall be deemed to have occurred with respect to an Employee at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company and the Employee. Termination of Service with respect to a Non-Employee Director means the last day on which such individual serves as a Director of the Company.

Section 3 -- STOCK SUBJECT TO THE PLAN

3.1 Authorized Stock.

(a) Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Award under the Plan shall be determined at any time to be a number of shares of Stock not to exceed 1,500,000 shares. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or of shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereun-der.

(b) The maximum number of shares of Stock that may be subject to all Awards granted under the Plan to any one Employee under the Plan is 1,200,000 shares, subject to adjustment under Section 3.3.

3.2 Effect of Expirations. If any Award is wholly or partly canceled or forfeited, or terminates, expires or lapses, for any reason, the number of shares of Stock with respect to which the Award can no longer be exercised or realized shall again be available for grant of Awards under the Plan. If previously acquired shares of Stock are used to pay the exercise price of an Award (to the extent permitted under the Plan or Award), the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise or vesting of an Award (to the extent permitted under the Plan or Award), or if shares of Stock that would be acquired upon exercise or vesting of an Award are withheld to pay the exercise price or withholding taxes payable upon exercise or vesting of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

3.3 Adjustments in Authorized Shares Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Change in Number of Shares Subject to Plan or Agreements. The number of shares of Stock covered by each outstanding Award, and the number of shares of Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. If any adjustment under this Section 3.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjust-ment under this Section shall be made in such a manner that would not constitute a "modification" under Section 424(h) of the Code, even though that Code Section is not otherwise applicable. Except as expressly provided herein, no issuance by the Company of shares of stock of any class other than common, or securities convertible into shares of stock of any class other than common, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

(b) Conversion Into Other Securities. If the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, except as otherwise provided in (d) below, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to ensure that the provisions of this Plan shall thereafter be applicable, as nearly as is reason-ably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.

  (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each holder of an outstanding Option at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(d) Change in Control. In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option outstanding shall expire upon the Change in Control, and the Company shall give each holder of an outstanding Option 15 days advance notice of the Change in Control and termination of Options. At the direction and discretion of the Committee, any unvested Awards shall become vested in full at the date such notice is given, the date of Change in Control, or such other date specified by the Company.

Section 4 -- ADMINISTRATION

4.1 Committee Governance.

(a) This Plan shall be adminis-tered by the Board, unless the Board appoints a fewer number of its members to act on its behalf as a committee hereunder (in either case, defined herein as the "Committee"). To the extent that the Board determines it desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee administering the Plan as to such transactions shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent that the Board determines it desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, each member of the Committee administering the Plan as to such Awards shall be an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

(b) The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its mem-bers as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to poli-cies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Writ-ten action of the Committee may be taken by a majority of its mem-bers, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules for its administration; (iii) determine and accelerate the exercisability of any Option and the vesting in any Award; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; (v) determine all factual matters respect to any Award; and (v) subject to the provisions of Section 9, amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting "deferred compensation" within the meaning of Code Section 409A. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee.

4.3 Exculpation. No member of the Board or the Com-mittee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

4.4 Selection of Employees and Non-Employee Directors to Receive Awards. The Committee shall have the authority to grant Awards from time to time to such Employees and Non-Employee Directors as may be selected by it in its sole discretion.

4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive and binding on all persons, including the Company, its shareholders, Award recipients and their estates and beneficiaries.

4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman of the Committee and by the Award recipient, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, provided that no amendment shall extend the original exercise period of an Award that is an Option or reduce the exercise price of an Option. An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Award.

Section 5 -- ELIGIBILITY

Employees of the Company and its subsidiaries who are expected to contribute substantially to the growth and profit-ability of the Company and its subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Awards.

Section 6 -- GRANT OF OPTIONS

6.1 Grant. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Subject to adjustment under Section 3.3, all Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2 Option Price.The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the fair market value (the "Fair Market Value") of such Stock on the date the Option is granted, determined as follows:

(i) If the Stock is listed on a national securities exchange, the closing price of the Stock on the composite tapes as of the most recent date on which the Stock was traded prior to the Grant Date.

(ii) If the Stock is quoted on NASDAQ, the mean high and low market prices for which the Stock is quoted as of the most recent date on which the Stock was quoted prior to the Grant Date.

(iii) If the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded over the counter, the last sales price of the Stock on the most recent date on which the Stock was sold in the over-the-counter market prior to the Grant Date.

(iv) If the Stock is not listed on a national securities exchange, quoted on NASDAQ or traded in the over-the-counter market, the book value per share of the Stock determined in accordance with generally accepted accounting principles as of the last day of the fiscal quarter immediately preceding the Grant Date.

6.3 Option Period. The Option Period shall be determined by the Committee and specified in the Award Agreement. Options may expire prior to the end of the Option Period due to the Optionee's Termination of Service as provided in Section 7, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

6.5 Nontransferability of Options. Except as otherwise provided in an Award Agreement, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exer-cisable during the Optionee's lifetime only by the Optionee.

SECTION 7 -- EXERCISE OF OPTIONS

7.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be condi-tioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 7.

7.2 Method of Exercise. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Treasurer of the Company, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full for the Stock being purchased plus, if required by the Company the required withholding tax as provided in Section 11, (1) in cash; (2) if permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse; (3) if permitted under the terms of the Award Agreement, by electing that the Company withhold shares that would otherwise be issued on exercise of the Option in payment of the purchase price, or if so limited in the Award Agreement, solely in payment of required withholding taxes; or (4) in any combination of the forgoing permitted methods with respect to a particular Option. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

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7.3 Termination of Service. After an Employee's Termination of Service, an Option may be exercised, subject to adjustment as provided in Sections 3.3 or 10.8, only with respect to the number of shares of Stock which the Optionee could have acquired by an exercise of the Option immediately before the Termination of Service but in no event after the expiration date of the Option as specified in the applicable Award Agreement. Except to the extent shorter or longer periods are stated in the Award Agreement, an Optionee's right to exercise an Option upon Termi-nation of Service shall terminate:

(a) Without Cause. If an Optionee ceases to be an Employee or Non-Employee Director of the Company for any reason other than for cause, the Optionee, or in the event of the Optionee's death, the Optionee's personal representative, shall have the right to exercise the Optionee's Option, in whole or in part, from time to time, within one year after the Optionee ceases to be a director or Employee of the Company to the extent the Optionee was entitled to exercise the Option immediately prior to the Optionee ceasing to be an Employee or Non-Employee Director of the Company.

(b) For Cause. If an Optionee is removed as a director of the Company by action of the Company's shareholders or is terminated as an Employee of the Company for cause, the Optionee shall not be deemed to be terminated for cause unless and until the Board adopts a resolution to that effect. Termination as an Employee for cause means termination due to (i) the Optionee willfully failing to substantially perform his duties as an Employee of the Company, or (ii) the Optionee having committed a criminal act, excluding traffic violations.

SECTION 8 -- RESTRICTED STOCK AWARDS

8.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 8, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Company shall issue, in the name of each Optionee who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 8.3), as soon as practicable after the grant date. The Company shall hold such certificates for the Optionee's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

8.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the grant date and expire at the time specified in the Award Agreement. The Committee shall not retain the discretion to lengthen the Restriction Period, if such change in the Restriction Period would have the effect of delaying the date on which the Award ceases being subject to a "substantial risk of forfeiture" within the meaning of Sections 83(b) and 409A of the Code and therefore when it is subject to Federal income tax. Unless otherwise provided in the Award Agreement, in the event of Termination of Service during the Restriction Period for any reason, the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

8.3 Rights of Award Recipient. Subject to the terms and conditions of the Award Agreement, an individual to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Award recipient may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. Any attempt to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.

8.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 8.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire and the Company shall deliver any certificates evidencing the Stock to the Award recipient.

8.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing ownership of the stock free of restrictions has been issued in accordance with Section 8.4.

Section 9 -- AMENDMENTS AND TERMINATION

9.1 Amendments and Termination. The Board may terminate, suspend, amend or alter the Plan, but no action of the Board may:

(a) Impair or adversely affect the rights of an Award recipient under an Award, without the Award recipient's consent; or

(b) Decrease the exercise price of an Option or extend the period for exercise.

9.2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are con-sistent with the purposes and provisions of the Plan.

9.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, par-ticular classes of Award recipients.

Section 10 -- GENERAL PROVISIONS

10.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provi-sions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made, any rights that are greater than those of a general creditor of the Company.

10.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company, for mili-tary service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company, shall not be deemed a Termination of Service. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

10.3 Restrictions on Distribution of Stock. The Committee may require persons receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the individual is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company's shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.4 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Award recipient otherwise than by will or by the laws of descent and distribu-tion, and Options shall be exercisable, during the Optione-e's lifetime, only by the Optionee. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option or of Restricted Stock before applicable restrictions have lifted, or the levy of any process upon an Award, shall be null, void and without effect.

10.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements.

10.6 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no per-son shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any represen-tation or warranty with respect thereto, except as granted by the Committee. Award recipients shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

10.7 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be con-strued as giving to any person the right to be retained in the employ of the Company or any subsidiary.

10.8 Change in Control. If granted by Committee in the Award Agreement, in the event of a Change in Control, Options granted under the Plan shall become exercisable in full whether or not oth-erwise exercisable at such time, and the Restriction Period for any Restricted Stock Award shall end.

10.9  Option Recipients are Not Shareholders Until Option is Exercised.The person or persons enti-tled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

10.10 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

10.11 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of Delaware.

Section 11 -- TAXES

11.1 Tax Withholding. At the request of the Company, all Award recipients shall make arrangements sat-isfactory to the Committee to pay to the Company at the time of exercise any federal, state or local taxes required to be withheld with respect to such shares. If such Award recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Award recipient.

11.2 Share Withholding. If permitted by the Committee in or pursuant to an Award Agreement, the tax withholding obligation may be satisfied by the Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

Section 12 -- EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the "Effective Date") when the Board adopts the Plan.

Section 13 -- TERM OF PLAN

The Plan shall continue until terminated by the Board.

IN WITNESS WHEREOF, the Company hereby adopts the Plan effective June 29, 2006.

FLORIDA GAMING CORPORATION

By:	/s/ W. B. Collett
Title:Chairman and C.E.O.

EXHIBIT B

FLORIDA GAMING CORPORATION

Second Amended and Restated Directors and Officers Stock Option Plan

This Directors and Officers Stock Option Plan ("Plan") is established pursuant to resolutions adopted by the Board of Directors on July 31, 2006 to motivate the directors and officers of the Company and its subsidiaries to contribute to the Company's success by increasing the profitability and growth of the Company and to assist the Company to attract and retain qualified directors and officers.

1. Definitions. As used in this Plan, the following terms or phrases shall have the meanings set forth below:

(a) "Board" means the Board of Directors of the Company.

(b) "Committee" means two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board pursuant to Section 2 below.

(c) "Disability" means either a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders the Participant incapable of continuing the further performance of the Participant's normal duties.

(d) "Exercise Price" means the price to be paid for each share of Option Stock as set by the Committee, provided that the price per share shall not be less than the fair market value of the Stock as of the Grant Date, where fair market value is determined as follows:

(i)  If the Stock is listed on a national securities exchange, the closing price of the Stock on the composite tape as of the most recent date on which the Stock was traded prior to the Grant Date.

(ii) If the Stock is quoted on NASDAQ, the mean high and low market prices for which the Stock is quoted as of the most recent date on which the Stock was quoted prior to the Grant Date.

(iii) If the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded over the counter, the last sales price of the Stock on the most recent date on which the Stock was sold in the over-the-counter market prior to the Grant Date.

(iv) If the Stock is not listed on a national securities exchange, quoted on NASDAQ or traded in the over-the-counter market, the book value per share of the Stock determined in accordance with generally accepted accounting principles as of the last day of the fiscal quarter immediately preceding the Grant Date.

(e) "Grant Date" means the date on which an Option is granted to a Participant.

(f) "Option" means an option granted to a Participant affording the Participant the right to purchase Option Stock under a Stock Option Agreement.

(g) "Option Period" means the period beginning on or after the Grant Date and for such length of time as thereafter as the Commitee may determine on a case by case basis as provided in the Stock Option Agreement.

(h) "Option Stock" means Stock subject to an Option or Stock issued upon exercise of an Option.

(i) "Participant" means a director or officer of the Company and any subsidiary of the Company selected by the Committee to receive an Option.

(j) "Plan" means this Directors and Officers Stock Option Plan.

(k) "Stock" means the shares of the Company's $.10 par value common stock authorized pursuant to the Company's Articles of Incorporation.

(l) "Stock Option Agreement" means the written agreement between the Company and the Participant evidencing the grant of an Option.

(m) “Change in Control” of the Company means (i) an event or a series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than W. Bennett Collett, individually or collectively with his designated affiliates and associates, and a trustee or other fiduciary holding securities of the Company, becoming a “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or(iii) the business of the Company is disposed of pursuant to a complete liquidation, sale of assets, or otherwise.

2. Administration.

(a) This Plan shall be administered by the Board, unless the Board appoints a fewer number of its members to act on its behalf as the Committee hereunder (in either case, defined herein as the Committee). Each member of the Committee administering the Plan as to such transactions shall be a Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent that the Board determines it desirable to qualify Options granted hereunder as “performance based compensation” within the meaning of Section 162(m) of the Code (shareholder approval of the Plan is also required for such qualification), each member of the Committee administering the Plan as to such Options shall be an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

(b) The Committee shall hold meetings when requested by the chairperson or by a majority of its members. A majority of the Committee members shall constitute a quorum for purposes of a meeting. The act of a majority of the Committee members present at any meeting for which there is a quorum shall be a valid act of the Committee. Written action of the Committee may be taken by a majority of its members and the actions so taken shall be fully effective as if taken by a vote or a majority of the members at a meeting duly called and held.

(c) Subject to the express terms and conditions of the Plan, the Committee shall have the sole power to (i) construe and interpret the Plan, (ii) establish, amend or waive rules for its administration, (iii) determine and accelerate the exercisability of any Option and the vesting in any Option; (iv) correct inconsistencies in the Plan or in any Stock Option Agreement,, or any other instrument relating to an Option; (v) determine all factual matters respect to any Option; and (iv) amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. All constructions of this Plan shall be made in a manner the Committee believes consistent with Options under the Plan not constituting “deferred compensation” within the meaning of Code Section 409A.

(d) No member of the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Options under it. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Option recipients and their estates and beneficiaries.

3. Participation. All directors and executive officers of the Company shall be Participants. The Committee may also designate other officers of the Company as Participants, who, in the opinion of the Committee, have substantial responsibility in the management of the Company and/or its subsidiaries or who are otherwise responsible for the Company's financial success. Participants shall be awarded Options by the Committee based on their contribution to the Company as determined in the discretion of the Committee.

4. Stock Subject to Plan. The Board shall allocate authorized and unissued shares of Stock, from time to time, for use under the Plan and the aggregate Options awarded by the Committee shall not exceed the number of shares allocated by the Board. The maximum number of shares of Stock that may be subject to all Options granted under the Plan to any one participant is 1,200,000 shares, subject to adjustment under Section 5(h).

5. Terms and Conditions.

(a) Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form and subject to such conditions, not inconsistent with the Plan, as the Committee shall approve from time to time, and shall reflect the provisions of this Section 5. Any Stock Option Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreement as amended or supplemented, as well as the terms of the original Stock Option Agreement, are not inconsistent with the provisions of the Plan, provided that no amendment shall extend the original exercise period of the Option or reduce the exercise price of an Option. A recipient of an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the recipient has executed a Stock Option Agreement or other instrument evidencing the Option and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Option.

(b) Exercise Price. The Exercise Price shall be determined by the Committee in accordance with Section 1(d) of this Plan.

(c) Term. Unless sooner exercised or terminated in accordance with Section 6 of this Plan, the Option shall expire on the last day of the Option Period.

(d) Vesting. The Option shall vest and be exercisable as determined by the Committee and set out in the Stock Option Agreement.

(e) Method of Exercise. The Option may be exercised, in whole or in part, from time to time, by the Participant delivering written notice to the Committee setting forth the number of shares to be purchased accompanied by the Exercise Price.

(f) Restriction on Transfer. The Options shall not be assignable or transferable except by will or by the laws of descent and distribution.

(g) Legal and Other Requirements. The obligation of the Company to sell and deliver Option Stock under this Plan shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

(h) Adjustment of Shares. The number of shares of Stock with respect to which Options are granted under this Plan and the Exercise Price shall be appropriately adjusted by the Board for any increase in the number of shares of issued Stock resulting from a subdivision or consolidation of such Stock through a reorganizations, recapitalization, stock split-up, reverse stock split, stock distribution or stock combination, or the payment of a Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company, unless such options terminate pursuant to Sections 6(c) and 6(d) below.

(i) Withholding Taxes. As a condition to the exercise of an Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

6. Termination.

(a) Without Cause. If a Participant ceases to be a director or officer of the Company for any reason other than for cause, the
Participant, or in the event of the Participant's death, the Participant's personal representative, shall have the right to exercise the Participant's Option, in whole or in part, from time to time, within one year after the Participant ceases to be a director or officer of the Company to the extent the Participant was entitled to exercise the Option immediately prior to the Participant ceasing to be a director or officer of the Company.

(b) For Cause. If a Participant is removed as a director of the Company by action of the Company's shareholders or is terminated as an officer of the Company for cause, the Participant forfeits all unexercised Options. A Participant shall not be deemed to be terminated as an officer for cause unless and until the Board adopts a resolution to that effect. Termination for cause means termination due to (i) the Participant willfully failing to substantially perform his duties as an officer of the Company, or (ii) the Participant having committed a criminal act, excluding traffic violations.

(c) Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each holder of an outstanding Option at least 15 days prior to such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(d) Change of Control. In the event of a Change of Control, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option outstanding shall expire upon the Change of Control, and the Company shall give each holder of an outstanding Option 15 days advance notice of the Change in Control and termination of the Options. At the direction and discretion of the Committee, any unvested Options shall become vested in full at the date such notice is given, the date of Change in Control, or such other date specified by the Company.

7. Applicable Law. All questions pertaining to the validity, construction and administration of this Plan shall be governed by the laws of the State of Delaware.

8. Amendments. The Board may terminate, suspend, amend or alter the Plan, but no action of the Board may impair or adversely affect the rights of an Option recipient under an Option, without the Option recipient’s consent nor may an action decrease the exercise price of an Option or extend the period for exercise if such action would constitute a modification under Code Section 409A. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Option recipients.

IN WITNESS WHEREOF, the Company hereby adopts the Plan as of this  31st day of July, 2006.

FLORIDA GAMING CORPORATION

By:	/s/ W. B. Collett
Title: Chairman and C.E.O.

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EXHIBIT C

FLORIDA GAMING CORPORATION

Second Amended and Restated Advisors and Consultants Stock Option Plan

This Second Amended and Restated Advisors and Consultants Stock Option Plan ("Plan") is established pursuant to resolutions adopted by the Board of Directors on May 16, 2003 to wholly or partially compensate advisors and consultants who provide bona fide valuable services to the Company.

1. Definitions. As used in this Plan, the following terms or phrases shall have the meanings set forth below:

(a) Advisors and Consultants mean natural persons who provide bona fide valuable services to the Company that are not in connection with the offer of sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

(b) "Board" means the Board of Directors of the Company.

(c) "Exercise Price" means the greater of three (3) times the book value per share as of the last day of the fiscal quarter immediately preceding the Grant Date, as determined in accordance with generally accepted accounting principles , or the market value of the Option Stock determined as follows:

(i) If the Stock is listed on a national securities exchange, the closing price of the Stock on the composite tape as of the most recent date on which the Stock was traded prior to the Grant Date.

(ii) If the Stock is quoted on NASDAQ, the mean high and low market prices for which the Stock is quoted as of the most recent date on which the Stock was quoted prior to the Grant Date.

(iii) If the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded over the counter, the last sales price of the Stock on the most recent date on which the Stock was sold in the over-the-counter market prior to the Grant Date.

(d) "Grant Date" means the date on which an Option is granted to a Participant.

(e) "Option" means an option granted to a Participant affording the Participant the right to purchase Option Stock under a Stock Option Agreement.

(f) “Stock Option Period" means the period beginning on or after the Grant Date and for such length of time thereafter as the Board of Directors may determine on a case by case basis as provided in the Stock Option Agreement.

(g) "Option Stock" means Stock subject to an option or Stock issued upon exercise of an Option.

(h) "Participant" means an Advisor or Consultant to the Company selected by the Board to receive an Option.

(i) "Plan" means this Advisors and Consultants Stock Option Plan.

(k) "Stock" means the shares of the Company's $.20 par value common authorized pursuant to the Company's Articles of Incorporation.

(l) "Stock Option Agreement" means the written agreement between the Company and the Participant evidencing the grant of an Option.

2. Administration. This Plan shall be administered by the Board.

3. Participation. The Board may designate Advisors and Consultants as Participants who, in the opinion of the Board, have rendered or have agreed to render bona fide valuable services to the Company, and the Board may award Options based on the Advisors or Consultants contribution to the Company as determined in the discretion of the Board. All options issued under the Plan shall be structured to comply with the exemption for stock options provided in guidance issued under the Internal Revenue Code (“Code”) Section 409A. All constructions of this Plan shall be made in a manner the Board believes consistent with Options under the Plan not constituting “deferred compensation” within the meaning of Code Section 409A, but the Company shall have no liability to any Participant in the event an Option is determined to be deferred compensation.

4. Stock Subject to Plan. The Board shall allocate authorized and unissued shares of Stock, from time to time, for use under the Plan and the aggregate Options awarded by the Board shall not exceed the number of shares allocated by the Board.

5. Terms and Conditions.

(a) Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form and subject to such conditions, not inconsistent with the Plan, as the Board shall approve from time to time, and shall reflect the provisions of this Section 5.

(b) Exercise Price. The Exercise Price shall be determined by the Board in accordance with Section l(c) of this Plan.

(c) Term. Unless sooner exercised or terminated in accordance with Section 5 of this Plan, the Option shall expire on the last day of the Option Period.

(d) Vesting. The Option shall vest and be exercisable during the period beginning the first day of the Option Period and ending on the last day of the Option Period.

(e) Method of Exercise. The Option may be exercised, in whole or in part, from time to time, by the Participant delivering written notice to the Committee setting forth the number of shares to be purchased accompanied by the Exercise Price.

(f) Restriction on Transfer. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution.

(g) Legal and Other Requirements. The obligation of the Company to sell and deliver Option Stock under this Plan shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

(h) Adjustment of Shares. The number of shares of Stock with respect to which Options are granted under this Plan and the Exercise Price shall be appropriately adjusted by the Board for any increase in the number of shares of issued Stock resulting from a subdivision or consolidation of such Stock through a reorganization, recapitalization, stock split-up, reverse stock split, stock distribution or stock combination, or the payment of a Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

(i) Withholdinq Taxes. As a condition to the exercise of an Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

6. Applicable Law. All questions pertaining to the validity, construction and administration of this Plan shall be governed by the laws of the State of Delaware.

7. Amendments. The Board may, from time to time, alter or amend the Plan or Stock Option Agreements issued under it, provided, that no amendment may:

(a)Impair or adversely affect the rights of a Participant under an outstanding Option; or

(b) Decrease the exercise price of an Option, extend the period for exercise of an Option, or otherwise provide a Participant with an enhancement or additional material benefit or right under such Option, including by exercise of existing discretion, if such amendment or change in the Option would be a “material modification” of the Option that would cause Code Section 409A to become applicable to the Option. Under this rule, any adjustment of an Option under Section 5(h) shall be done in a manner consistent with Code Section 424(h) even though that section is not otherwise applicable (if all fractional shares would be rounded down).

IN WITNESS WHEREOF, the Company hereby adopts the Plan as of this  31st day of July 2006.

FLORIDA GAMING CORPORATION

By:	/s/ W. B. Collett
Title: Chairman and C.E.O.

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